                                SCHEDULE 14A
                               (RULE 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
               EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the registrant  /X/
Filed by a party other than the registrant  / /

Check the appropriate box:
/X/ Preliminary proxy statement
/ / Definitive proxy statement
/ / Definitive additional materials
/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
/ / Confidential, for use of Commission only (as permitted by Rule
      14a-6(e)(2))

                       NICHOLS RESEARCH CORPORATION
              (Name of Registrant as Specified in Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than registrant)

Payment of filing fee (Check the appropriate box):
/X/$125  per  Exchange  Act  Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(i)(2) or
Item 22(a)(2) of Schedule 14A.
/ /$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)Title of each class of securities to which transaction applies:
     ______________________________________________________________________
(2)Aggregate number of securities to which transaction applies:
     ______________________________________________________________________
(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     ______________________________________________________________________
(4)Proposed maximum aggregate value of transaction:
     ______________________________________________________________________
(5)       Total fee paid:
     ______________________________________________________________________

/ /Fee paid previously with preliminary materials.

/ /Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)       Amount previously paid:
     ______________________________________________________________________
(2)       Form, Schedule or registration statement no.:
     ______________________________________________________________________
(3)       Filing party:
     ______________________________________________________________________
(4)       Date Filed:
     ______________________________________________________________________

                   NICHOLS RESEARCH CORPORATION
                   4040 Memorial Parkway, South
                      Post Office Box 400002
                  Huntsville, Alabama 35815-1502


             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD
                         January 11, 1996


TO THE SHAREHOLDERS OF NICHOLS RESEARCH CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Nichols Research Corporation (the "Company") will be held in the Company Auditorium, Corporate Headquarters, 4040 Memorial Parkway, South, Huntsville, Alabama, on January 11, 1996, at 5:00 p.m. local time for the following purposes:

          1. To elect ten (10) Directors to the Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified (designated as Proposal 1 in the accompanying Proxy Statement).

          2. To consider and vote on an amendment to the Nichols Research Corporation 1991 Stock Option Plan to increase the number of shares of Common Stock for issuance thereunder by 500,000 to 1,450,000 shares (designated as Proposal 2 in the accompanying Proxy Statement).

          3. To consider and vote on an amendment to the Company's Certificate of Incorporation to increase the authorized shares of common stock to 20,000,000 shares from 10,000,000 shares (designated as Proposal 3 in the accompanying Proxy Statement).

          4. To ratify the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent public accountants for the current year (designated as Proposal 4 in the accompanying Proxy Statement).

          5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on November 29, 1995, has been fixed as the record date for determination of shareholders entitled to notice of and to vote at the meeting.

     A copy of the Annual Report to Shareholders for the fiscal year ended August 31, 1995, is enclosed.

                              By order of the Board of Directors,

                              Patsy L. Hattox
                              Secretary
Huntsville, Alabama
December 8, 1995

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND SO VOTE AT THAT TIME. NO POSTAGE IS NEEDED IF MAILED IN THE UNITED STATES.

                   NICHOLS RESEARCH CORPORATION
                   4040 Memorial Parkway, South
                      Post Office Box 400002
                  Huntsville, Alabama  35815-1502

                          PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Nichols Research Corporation (the "Company"), to be voted at the Annual Meeting of Shareholders to be held on January 11, 1996, and at any and all adjournments thereof (the "Meeting"). The form of proxy permits specification, approval, disapproval or abstention, as to each of the four proposals. Proposals 1, 2, 3 and 4 will be presented at the Meeting by management. If the enclosed form of proxy is properly executed, returned and not revoked, it will be voted in accordance with the directions, if any, made by the shareholder or, if directions are not made, will be voted in favor of Proposals 1, 2, 3 and 4.

     The cost of solicitation of proxies will be borne by the Company. Proxies may be solicited by directors, officers, or regular employees of the Company in person or by telephone, facsimile, or mail. The Company may reimburse brokerage firms and others for their expenses in forwarding solicitation material regarding the Meeting to beneficial owners. On or about December 8, 1995, the Company will commence mailing this Proxy Statement, the enclosed form of proxy, and attached Notice to holders of its common stock.

     Shareholders who sign proxies have the right to revoke them at any time before they are voted by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

     The close of business on November 29, 1995, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting.

                              GENERAL

     A majority of the shareholders entitled to vote must be present in person, or be represented by proxy, to constitute a quorum and act upon the proposed business. Failure of a quorum to be represented at the Meeting will necessitate an adjournment and will subject the Company to additional expense.

     Election of each director and approval of Proposals 2 and 4 discussed in this Proxy Statement require the affirmative vote of the holders of a majority of the outstanding shares present and entitled to vote at the Meeting. Proposal 3 discussed in this Proxy Statement requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote for approval. The Company's Certificate of Incorporation and Bylaws do not contain any provisions concerning the treatment of abstentions and broker non-votes. Delaware law treats abstentions as votes which are not cast in favor of a proposal or nominee. Delaware law does not address the treatment of broker non-votes; however, the Company will treat broker non-votes as present for purposes of calculating the quorum but as absent for purposes of calculating votes cast for or against a proposal or nominee. The Board of Directors recommends that you vote FOR each nominated director and FOR Proposals 2, 3 and 4.

        COMMON STOCK OUTSTANDING AND PRINCIPAL SHAREHOLDERS

     As of November 1, 1995, there were outstanding 6,343,569 shares of the Company's common stock, $.01 par value per share (the "Common Stock"). Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by shareholders.

     The following table sets forth information as of November 1, 1995, as to (a) the only persons who were known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company; (b) the shares of such Common Stock beneficially owned by the directors and nominees of the Company; (c) the shares of such Common Stock beneficially owned by Chris H. Horgen, the Company's Chief Executive Officer, and by Michael J. Mruz, John D. Jones, James C. Moule, and Jerry T. Bosley, the four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"); and (d) the shares of such Common Stock beneficially owned by all executive officers and directors of the Company as a group. Unless otherwise indicated, each shareholder named has sole voting and dispositive power with respect to his shares.

                                                                          NUMBER
                                                                          OF SHARES       PERCENTAGE OF TOTAL
                                                                          BENEFICIALLY    COMMON STOCK
NAMES(1)                                                                  OWNED           OUTSTANDING (2)
--------                                                                  ------------    -------------------
David L. Babson and Co., Inc.                                                 694,600     10.9%
Brinson Partners, Inc.                                                        602,303      9.5%
Account Management, Inc.                                                      387,200      6.1%

DIRECTORS AND NOMINEES
----------------------
Chris H. Horgen                                                             293,334(3)     4.6%
Michael J. Mruz                                                              92,500(4)     1.5%
Roy J. Nichols                                                              334,721(5)     5.3%
Patsy L. Hattox                                                              42,547(6)       *
Phil E. DePoy                                                                 1,500(7)       *
Robert W. Hager                                                               2,000(8)       *
Roger P. Heinisch                                                            13,334(9)       *
William E. Odom                                                              5,002(10)       *
James R. Thompson, Jr.                                                       3,000(11)       *
John R. Wynn                                                                10,601(12)       *

NAMED EXECUTIVE OFFICERS WHO ARE NOT
------------------------------------
DIRECTORS OR NOMINEES
-------------------------------------
John D. Jones                                                               42,507(13)       *
James C. Moule                                                              39,863(14)       *
Jerry T. Bosley                                                             13,825(15)       *

ALL DIRECTORS AND EXECUTIVE
----------------------------                                             1,149,390(16)    17.1%
OFFICERS AS A GROUP (26 PERSONS)
--------------------------------

-------------------
*  Less than 1%

(1)The addresses for all persons listed above are in care of the Company with the following exceptions: Roger P. Heinisch, 23620 Olinda Trail, Scandia, MN 55073; William E. Odom, 3627 Everette Street, N.W., Washington, DC 20008; James R. Thompson, Jr., 416 Randolph Avenue, Huntsville, AL 35802; Phil E. DePoy, 1700 East 56th Street, Apt. 3809, Chicago, IL 60637; and Robert W. Hager, E-51 Sunset Beach Lane, Belfair, WA 98528.

(2)Shares issuable under immediately exercisable options are considered outstanding for the purpose of calculating the percentage of Common Stock owned by officers, directors and 5% shareholders who have immediately exercisable options, but such shares are not considered outstanding with respect to officers, directors, and 5% shareholders who do not have any such options.

(3)Includes 1,033 shares held by an adult child who is a member of the officer's household, and 66,000 shares held directly by Mr. Horgen's spouse.

(4)Includes 17,500 shares which are subject to immediately exercisable options held by Mr. Mruz and 5,000 shares held in a revocable trust, of which both Mr. Mruz and his spouse are trustees.

(5)All shares are held in a revocable trust for Mr. Nichols and his spouse of which both are trustees.

(6)Includes 3,175 shares which are subject to immediately exercisable options held by Ms. Hattox.

(7)Includes 1,000 shares which are subject to immediately exercisable options held by Dr. DePoy.

(8)Includes 1,000 shares which are subject to immediately exercisable options held by Mr. Hager, and 1,000 shares which are held in joint tenancy with spouse.

(9)Includes 4,002 shares which are subject to immediately exercisable options held by Dr. Heinisch.

(10)Includes 4,002 shares which are subject to immediately exercisable options held by General Odom.

(11)Comprised of 3,000 shares which are subject to immediately exercisable stock options held by Mr. Thompson.

(12)Includes 5,335 shares which are subject to immediately exercisable options held by Mr. Wynn, and 266 shares held by Mr. Wynn's spouse for the benefit of minor children.

(13)Includes 6,009 shares which are subject to immediately exercisable options held by Dr. Jones and 3,400 shares held by adult children who are members of Dr. Jones' household.

(14)Includes 3,010 shares which are subject to immediately exercisable options held by Mr. Moule and 200 shares which are held directly by the officer's spouse.

(15)Includes 6,007 shares which are subject to immediately exercisable options held by Mr. Bosley.

(16)Includes 80,609 shares which are subject to immediately exercisable stock options, 66,200 shares owned by the spouses of two officers, 339,721 shares held in revocable trusts by two officers and their spouses, 1,333 shares owned by a corporation of which an officer is a 50% owner, 22,909 shares held in joint tenancy with spouses, and 4,443 shares held by adult children who are members of two officers' households.


                            PROPOSAL 1
                       ELECTION OF DIRECTORS

     The Board of Directors has fixed the number of members of the Board of Directors at eleven (11) by resolution pursuant to authority granted in the Bylaws of the Company. The Board of Directors proposes that the ten (10) nominees listed below be elected as directors, to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. Although the Company has established the number of directors at eleven, proxies may not be voted for more than ten persons. It is the desire of the Board of Directors that the Board have the option of selecting one director to serve on the Board prior to the election of directors at the next Annual Meeting of Shareholders. It is the intention of the persons named in the proxy to vote the proxies for the election of the nominees listed below, all of whom are presently directors of the Company. If any nominee should become unavailable to serve as a director for any reason (which is not anticipated), the persons named as proxies reserve full discretion to vote for such other person or persons as may be nominated.
     The names of the nominees for directors, together with certain information regarding them, are as follows:


                                                                                                                       DIRECTOR
NAME                     AGE      POSITION                                                                             SINCE
----                     ----     --------                                                                             --------
Chris H. Horgen          49       Chief Executive Officer and Chairman                                                 1976
Michael J. Mruz          50       President, Chief Operating Officer and Director                                      1994
Roy J. Nichols           57       Senior Vice Pesident, Chief Technical Officer, and Vice Chairman                     1976
Patsy L. Hattox          46       Chief Administrative Officer, Corporate Vice President, Secretary, and               1980
                                      Director
Roger P. Heinisch        57       Director                                                                             1984
John R. Wynn             51       Director                                                                             1985
William E. Odom          63       Director                                                                             1991
James R. Thompson, Jr.   59       Director                                                                             1992
Phil E. DePoy            60       Director                                                                             1994
Robert W. Hager          67       Director                                                                             1994


     Chris H. Horgen, Roy J. Nichols and Patsy L. Hattox are employed by the Company in the positions set forth above, and have been employed by the Company for more than five years.

     Michael J. Mruz became President of the Company on August 16, 1994, and its Chief Operating Officer and a director on September 1, 1994. From 1989 to 1994, Mr. Mruz served as Executive Vice President, Chief Financial and Administrative Officer, and a member of the Board of Directors of BDM International, Inc., a defense contractor. While at BDM, Mr. Mruz held the positions of Corporate Vice President from 1988 to 1989, Vice President/General Manager of BDM's Huntsville Technology Center from 1983 to 1988, Vice President, Systems Design and Analysis from 1979 to 1983, and various management and technical positions from 1974 to 1979. Mr. Mruz served in the U.S. Air Force from 1968 through 1974 in research and development assignments involving state-of-the-art communications systems. Mr. Mruz holds a bachelor's degree in Mathematics from Villanova University, and a master's degree in Systems Analysis from the Air Force Institute of Technology.

     Dr. Heinisch is employed by Alliant Techsystems, Inc., a defense contractor, as Vice President, Engineering Information Systems and Technology. He was employed by Honeywell, Inc., a defense contractor, from 1968 to 1990. While at Honeywell, Dr. Heinisch held the positions of Vice President of Manufacturing and Materials Operations of the Defense Systems Group from 1989 to 1990, Vice President and Deputy, Science and Technology from 1988 to 1989, Vice President of Flight Systems Operations from 1985 to 1988, and Vice President for Honeywell's System and Research Center from 1982 to 1985. Dr. Heinisch holds bachelor's and master's degrees in Nuclear Engineering from Marquette University and a doctorate degree in Engineering from Purdue University.

     Mr. Wynn is a practicing attorney in Huntsville, Alabama, and has been a member of the law firm of Lanier Ford Shaver & Payne P.C., and its predecessors since 1970. The firm has served as general counsel to the Company since 1983.

     Lt. Gen. (Ret.) Odom is Director of National Security Studies for Hudson Institute, a nonprofit organization which analyzes, evaluates, and formulates foreign, military, and domestic policy. He also serves as an adjunct professor at Yale University. In 1988, General Odom retired from the Army after 34 years of service. At the time of his retirement, General Odom was Director of the National Security Agency and Chief, Central Security Service, at Fort George Meade, Maryland. As Director of the National Security Agency from 1985 to 1988, General Odom was responsible for the agency's work in signal intelligence and communications security, and was the principal signal intelligence advisor to the Secretary of Defense, the Director of Central Intelligence, and the Joint Chiefs of Staff. General Odom received a bachelor's degree in Engineering from the United States Military Academy. He also holds master's and doctorate degrees in Political Science from Columbia University.

     Mr. Thompson is employed by Orbital Sciences Corporation, a space technology company, as Executive Vice President. From 1989 to 1991, he served as Deputy Administrator for the National Aeronautics and Space Administration (NASA). From 1986 to 1989, he served as the Director of NASA's Marshall Space Flight Center. From 1983 to 1986, he was the Deputy Director for Technical Operations for Princeton Applied Physics Laboratory. Mr. Thompson holds a bachelor's degree in Aeronautical Engineering from Georgia Institute of Technology and a master's degree in Mechanical Engineering from the University of Florida.

     Dr. DePoy has served as President of the National Opinion Research Center (NORC) since 1992. NORC is a non-profit corporation engaged in survey research for the public interest and is affiliated with the University of Chicago. From 1985 to 1992, Dr. DePoy served as distinguished Senior Fellow and President and Chief Executive Officer (CEO) of the Center for Naval Analysis (CNA) located in Alexandria, Virginia. CNA's research efforts include operations analysis, systems and analysis, and systems engineering efforts for the Navy and other government agencies. He served in a variety of capacities at CNA from 1959 through 1991, beginning as an analyst and field representative. He served as Director of CNA's Systems Evaluation Group before being promoted to Vice President in 1974. He became Executive Vice President and Director of Research in 1984, before assuming the responsibilities as CNA's President and CEO in 1985. Dr. DePoy received his bachelor's degree in Chemical Engineering from Purdue University, his master's degree in Nuclear Engineering from Massachusetts Institute of Technology, and his doctorate degree in Chemical Engineering from Stanford University.

     Mr. Hager retired from The Boeing Company in March 1993, where he had been Vice President-General Manager of the Missiles and Space Division since 1991. He was responsible for all missile and space programs within Boeing. In May 1989, Mr. Hager became Vice President-General Manager of Boeing's Huntsville Division. From 1984 to 1989, he served as Vice President, Space Station Freedom. He was Vice President of Engineering for Boeing Aerospace before his Space Station position. He is a Trustee of the University's Space Research Association. Mr. Hager received his master's degree in Civil Engineering from the University of Washington.

     Mr. Horgen serves as a director of SouthTrust Bank of Alabama, N.A. Mr. Nichols serves as a director of Adtran, Inc. Mr. Thompson serves as a director of Orbital Sciences Corporation. Dr. Heinisch serves as a director of Nonvolatile Electronics, Inc.


                  BOARD COMMITTEES AND ATTENDANCE

     Mr. Wynn, Dr. Heinisch, General Odom, Mr. Thompson and Mr. Hager serve as members of the Audit Committee of the Board of Directors. The Audit
Committee reviews the services provided by the Company's independent accountants. During the fiscal year ended August 31, 1995, the Audit Committee held two (2) meetings, and all committee members were present. Dr. Heinisch, Mr. Wynn and General Odom serve as members of the Executive Officer Compensation Committee of the Board of Directors. The Executive
Officer Compensation Committee recommends to the Company's Board of Directors the salary and cash bonus for the Company's Chief Executive Officer and President/Chief Operating Officer. During the fiscal year ended August 31, 1995, the Executive Officer Compensation Committee held one (1) meeting, and all committee members were present. Messrs. Horgen and Nichols serve as members of the Stock Option Committee of the Board of Directors. The Stock Option Committee administers the Company's 1989 Incentive Stock Option Plan, the Company's 1988 Employees' Stock Purchase Plan, the Company's 1991 Stock Option Plan and the Company's Non-Employee Officer and Director Stock Option Plan. During the fiscal year ended August 31, 1995, the Stock Option Committee held no meetings, but took action by unanimous written consent on eleven (11) occasions. On August 24, 1995, the Board established an Executive Committee and elected Chris H. Horgen, Michael J. Mruz, Roy J. Nichols, and John R. Wynn to that committee. The Executive Committee held no meetings in the fiscal year ended August 31, 1995. The Company does not have a Nominating Committee.

     During the fiscal year ended August 31, 1995, the Board of Directors held four (4) meetings, and all directors were present at such meetings with the exception of William E. Odom who was not present at one meeting and Roger P. Heinisch who was not present at one meeting. The Board of Directors also adopted action by unanimous written consent of all directors on eleven (11) occasions during the fiscal year ended August 31, 1995.

                      EXECUTIVE COMPENSATION

COMPENSATION SUMMARY
---------------------

     The following table summarizes for the last three completed fiscal years the compensation of the Chief Executive Officer and the four most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 for the year ended August 31, 1995 (the "Named Executive Officers").

                                        SUMMARY COMPENSATION TABLE
                                        --------------------------

                                           ANNUAL COMPENSATION                        LONG-TERM COMPENSATION
                                        -----------------------------------       ------------------------------
                                                                 OTHER            RESTRICTED     SHARES OF STOCK
NAME AND                                                         ANNUAL                STOCK     UNDERLYING           ALL OTHER
PRINCIPAL POSITION           YEAR          SALARY       BONUS    COMPENSATION         AWARDS     OPTIONS AWARDED   COMPENSATION
------------------           ----          ------       -----    ------------     ----------     ---------------   ------------
Chris H. Horgen, Chairman    1995        $217,053     $90,000        -            N/A            N/A               $15,534
and Chief Executive Officer  1994         224,254      55,000        -            N/A            N/A                20,592
                             1993         187,226      70,000        -            N/A            N/A                22,593

Michael J. Mruz(4)           1995         226,615      90,000    $88,375(5)       (6)             -                 14,960
President, Chief Operating   1994               -           -        -            N/A            100,000                 -
Officer and Director

John D. Jones, Corporate     1995         132,829      30,500        -            N/A            -                  15,137
Vice President               1994         129,459      10,000        -            N/A            -                  12,648
                             1993         118,973      31,000        -            N/A            5,025              16,445

James C. Moule, Corporate    1995         136,723      30,500        -            N/A            6,000              15,184
Vice President               1994         132,764      20,000        -            N/A            1,002              13,762
                             1993         123,997      20,400        -            N/A            2,025              15,846

Jerry T. Bosley, Corporate   1995         122,803      31,500        -            N/A            4,000              15,019
Vice President               1994         121,767      21,000        -            N/A            3,000              12,858
                             1993         107,070      22,000        -            N/A            6,021              14,120

__________________

(1)Includes the following amounts deferred by the Named Executive Officers under the Company's 401(k) Profit Sharing Plan:

                                   FISCAL YEAR ENDED AUGUST 31,
                                   ----------------------------
Name                          1993             1994             1995
----                          ----             ----             ----
Chris H. Horgen               $8,412           $8,141           $11,079
Michael J. Mruz                N/A              N/A              10,524
John D. Jones                  6,607            7,831            11,349
James C. Moule                 2,888            3,055             6,608
Jerry T. Bosley                5,163            5,711            10,796

Also includes the following amounts deferred by the Named Executive Officers under the Company's Cafeteria Plan:



                              FISCAL YEAR ENDED AUGUST 31,
                              ---------------------------
NAME                     1993                 1994          1995
----                     ----                 ----          ----
Chris H. Horgen          -                    -             $1,776
Michael J. Mruz          -                    -              1,187
John D. Jones            -                    -              1,781
James C. Moule           -                    -              1,803
Jerry T. Bosley          -                    -                 64

(2)"Other Annual Compensation" for each of the named executives does not include the value of certain perquisites or other personal benefits, if any, furnished by the Company to the Named Executive Officers (or for which it reimburses the Named Executive Officers), unless the value of such benefits in total exceeds the lesser of $50,000 or 10% of the total annual salary and bonus reported in the above table for any Named Executive Officer.

(3)"All Other Compensation" consists of the following Company contributions (matching and profit sharing) to the Company's 401(k) Profit Sharing Retirement Plan, forfeiture allocations under that retirement plan and term life insurance premiums paid by the Company in fiscal years ended August 31, 1993 and 1994 for the benefit of the Named Executive Officers:

                                                   RETIREMENT PLAN        TERM
                                                    CONTRIBUTION/         LIFE
NAME                            YEAR            FORFEITURE ALLOCATIONS    PREMIUMS
----                            ----            ----------------------    --------
Chris H. Horgen                 1995                      $15,534         $    -
                                1994                       19,766            826
                                1993                       21,588          1,005

Michael J. Mruz                 1995                       14,960              -
                                1994                          N/A              -

John D. Jones                   1995                       15,137              -
                                1994                       11,762            886
                                1993                       15,440          1,005

James C. Moule                  1995                       15,184              -
                                1994                       12,936            826
                                1993                       14,841          1,005

Jerry T. Bosley                 1995                       15,019              -
                                1994                       12,054            804
                                1993                       13,196            924

(4)On August 16, 1994, Mr. Mruz commenced employment with  the  Company  as
President.   Mr.  Mruz  became  the Company's Chief Operating Officer and a director on September 1, 1994.

(5)Pursuant to his employment with the Company, on September 1, 1994, the Company granted Mr. Mruz an option to purchase 70,000 shares of restricted Common Stock for 90% of the fair market value of the Common Stock as reported on NASDAQ on the date of purchase. On September 1, 1994, Mr. Mruz exercised that option. On that date, the fair market value of the shares purchased was $11.50 per share. Therefore, $80,500 of the amount reported in the table is the dollar value of the difference between the $724,500 price paid by Mr. Mruz for the 70,000 shares of restricted Common Stock and the $805,000 fair market value of those shares on the purchase date. Also included in the table is $7,875 paid by the Company for nine months of nine months of full family COBRA health insurance premiums.

(6)On August 31, 1995, Mr. Mruz held the 70,000 shares of restricted Common Stock he acquired in the transaction desribed in footnote (5) above. On that date, the fair market value of those shares was $1,295,000, or $18.50 per share, as reported on NASDAQ.

STOCK OPTION GRANTS, EXERCISES AND FISCAL YEAR END VALUES
---------------------------------------------------------

     The Company from time to time awards stock options to executive officers and other key employees pursuant to two stock option plans approved by the shareholders of the Company. Messrs. Horgen and Nichols are not eligible to receive options under either of the Company's stock option plans because they are members of the Stock Option Committee which administers those two plans.

     The following table summarizes certain information concerning stock options granted during the last fiscal year to those Named Executive Officers who are eligible to receive options under the Company's two stock option plans:

                                                                                                           POTENTIAL
                                                                                                           REALIZABLE VALUE AT
                                                                                                           ASSUMED ANNUAL
                                                                                                           RATES OF STOCK
                                                                                                           PRICE APPRECIATION
                                             INDIVIDUAL GRANTS                                             FOR OPTION TERM
-------------------------------------------------------------------------------------------------------    -------------------
                                                       PERCENT OF
                                                       TOTAL
                                     NUMBER OF         OPTIONS                    GRANT
                                     SECURITIES        EMPLOYEES     EXERCISE     DATE       OPTION
                                     UNDERLYING        IN FISCAL     PRICE PER    MARKET     EXPIRATION
NAME               TYPE OF OPTION    OPTIONS GRANTED   YEAR          SHARE        PRICE      DATE               5%         10%
----               --------------    ---------------   ----------    --------     ------     ---------     -------     -------
Michael J. Mruz    Restricted(1)     70,000            *             $10.35       $11.50     8/31/1996     N/A         N/A
James C. Moule     Incentive(2)       6,000            *             $18.50       $18.50     8/31/2000     $30,600     $67,740
Jerry T. Bosley    Incentive(2)       4,000            *             $18.50       $18.50     8/31/2000     $20,440     $45,160

------------------
*Less than 1%

(1)Pursuant to his employment with the Company, on September 1, 1994, the Company granted Mr. Mruz an option to purchase 70,000 shares of restricted Common Stock for 90% of the fair market value of the Common Stock as reported on NASDAQ on the date of purchase. On September 1, 1994, Mr. Mruz exercised that option. On that date, the fair market value of the shares purchased was $11.50 per share.

(2)The aggregate Fair Market Value (determined at the time the option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by an option recipient during any calendar year (under all such plans of the Company and its subsidiaries) may not exceed $100,000. If any single employee should be granted an Incentive Option which, together with other applicable prior Incentive Option grants, exceeds such maximum, the Incentive Option will be treated as a Non-Statutory Option to the extent of such excess.

No Incentive Option is exercisable, either in whole or in part, prior to twenty-four (24) months from the date it is granted. Up to one-third of the total shares granted under the Incentive Option may be purchased in each of the following installment periods, each beginning from the date the option is granted: (1) after twenty-four months; (2) after thirty-six months; and (3) after forty-eight months. Incentive Option recipients may accumulate installments not yet exercised, which may be exercised, in whole or in part, in any subsequent period but not later than five years from the date the option is granted.


     The following table sets forth certain information concerning exercises of options during the last fiscal year by the Named Executive Officers and the values as of August 31, 1995, of the unexercised stock options held by the Named Executive Officers who are eligible to receive options under the Company's two stock option plans:

                        AGGREGATED FISCAL YEAR OPTION EXERCISES AND STOCK OPTION VALUES AT AUGUST 31, 1995
                        ----------------------------------------------------------------------------------

                                                                Number of Shares Underlying             Value of Unexercised In-the-
                                                     Unexercised Options at Fiscal Year End         Money Options at Fiscal Year End
                                                     --------------------------------------         --------------------------------
                      NUMBER OF SHARES
                           ACQUIRED ON       VALUE
NAME                          EXERCISE    REALIZED              EXERCISABLE   UNEXERCISABLE         EXERCISABLE    UNEXERCISABLE
----                    --------------    --------              -----------   -------------         -----------    -------------
                                               (1)
Michael J. Mruz              70,000      $80,500                   17,500            82,500            $148,750         $701,250
John D. Jones                 2,666       16,396                    6,009             2,016              36,537            8,588
James C. Moule                2,666       34,471                    3,010             8,018              21,306           11,230
Jerry T. Bosley                 N/A          N/A                    6,007            10,014              38,282           34,954

----------------------

(1)Values realized are calculated by subtracting the exercise price from the closing market price of the Common Stock as of the exercise date(s).

(2)Values are calculated by subtracting the exercise price from the $18.50 per share closing market price of the Common Stock on August 31, 1995, as quoted on the NASDAQ National Market System.

COMPENSATION OF DIRECTORS
-------------------------

     Directors of the Company, other than those who also serve as officers of the Company, receive an annual director's fee of $8,400 and reimbursement for out-of-pocket expenses incurred in connection with attendance at meetings. No fee is paid for attendance at committee meetings.

     In addition to the annual director's fee, non-employee directors of the Company are eligible to receive option grants under the Company's Non-Employee Officer and Director Stock Option Plan (the "Non-Employee Plan"). The Company adopted and the shareholders approved the Non-Employee Plan effective August 29, 1988. The Non-Employee Plan is administered by the Stock Option Committee of the Board of Directors. No one who is eligible to receive options under the Non-Employee Plan participates in the administration of the Non-Employee Plan.

     The Non-Employee Plan covers 73,333 shares of the Company's Common Stock. Officers and directors who are neither contractual nor common law employees of the Company or any of its subsidiaries are eligible to participate in the Non-Employee Plan. The Committee determines the non-employee officers and directors of the Company who are granted options and the number of shares subject to each such option. Options may be granted to purchase shares at 100% of the fair market value of the shares on the date of grant. No non-employee officer or director may be granted options to purchase in excess of 35% of the total number of shares authorized for grant under the Non-Employee Plan. The options are exercisable immediately after the date of grant and expire five years after the date of grant. Options are nontransferable and may be exercised only while the optionee is serving as a non-employee officer or director of the Company or during various limited periods after death, retirement, or other termination of service. The Non-Employee Plan terminates on October 24, 2003; however, options outstanding at the date of expiration of the Non-Employee Plan may be exercised within the period provided in such options.

     During the fiscal year ended August 31, 1995, Dr. DePoy, Mr. Hager, Dr. Heinisch, General Odom, Mr. Thompson, and Mr. Wynn were each granted an option to purchase 1,000 shares of Common Stock at an average per share exercise price of $12.25.

EMPLOYMENT  CONTRACTS,  TERMINATION  OF  EMPLOYMENT  AND  CHANGE-IN-CONTROL
ARRANGEMENTS
---------------------------------------------------------------

     On June 6, 1994, the Company entered into an Employment Agreement (the "Agreement") with Michael J. Mruz, President and Chief Operating Officer of the Company. The Agreement provides for the employment of Mr. Mruz as the President of the Company for a period of two years, commencing August 16, 1994, unless the Agreement is terminated before the end of that term. After the initial 2-year term, the Agreement automatically renews on a year-to-year basis. The Agreement provides that Mr. Mruz will be paid an annual salary of $210,000, subject to increases as authorized by the Company. He may be awarded discretionary performance bonuses. Pursuant to the Agreement, on the date of his employment the Company granted Mr. Mruz incentive stock options to purchase 30,000 shares of Common Stock and non-statutory stock options to purchase 70,000 shares of Common Stock, both options having exercise prices equal to the fair market value of the Common Stock on the date of grant. These options were granted under the 1991 Stock Option Plan and are subject to all the terms of that Plan. Also, pursuant to the Agreement, on September 1, 1994, the Company granted Mr. Mruz an option to purchase up to 70,000 shares of Common Stock for 90% of the fair market value of the Common Stock on the date the option is exercised. On September 1, 1994, Mr. Mruz exercised that option. SEE footnote (5) to the Summary Compensation Table above. The shares purchased by Mr. Mruz on exercise of this option are restricted and may not be sold by Mr. Mruz without compliance with applicable securities laws and a right of first refusal in favor of the Company which commences two years after the date on which the stock was purchased. The employment of Mr. Mruz will terminate upon his death or disability, upon 60 days' prior written notice by either party, or for good cause. If Mr. Mruz is terminated by the Company on 60 days' prior written notice within five years of his employment date, he will be paid, as additional compensation, six months' salary from the date of termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN
COMPENSATION DECISIONS
--------------------------------------------------------------

     The compensation of Mr. Horgen and Mr. Mruz is determined by the Executive Officer Compensation Committee of the Company's Board of Directors. During the last fiscal year, Dr. Heinisch, Mr. Wynn and General Odom served on the Executive Officer Compensation Committee. Mr. Wynn, a director of the Company, is a member-shareholder in the Huntsville, Alabama, law firm of Lanier Ford Shaver & Payne P.C., which serves as general counsel to the Company. Responsibility for determination of the compensation of all other executive officers was delegated to Mr. Horgen and Mr. Mruz by the Board.

     The Stock Option Committee, which administers the Company's two stock option plans and the Non-Employee Officer and Director Stock Option Plan (the "Stock Option Committee"), is appointed by the Board of Directors and currently consists of Messrs. Horgen and Nichols. The Stock Option Committee may award both incentive stock options and non-statutory stock options to executive officers, non-employee directors, and other key employees. During the fiscal year ended August 31, 1995, the Stock Option Committee awarded a total of 77,505 stock options, 36,001 of which were awarded to executive officers and 6,000 of which were awarded to six non-employee directors.

     During the year ended August 31, 1995, none of the executive officers of the Company served as a director or member of the compensation committee (or board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company or as a member of the Company's Executive Officer Compensation Committee.


EXECUTIVE OFFICER COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
------------------------------------------------------------

     Compensation of the executive officers consists principally of a regular monthly salary, an annual bonus and stock options. The regular monthly salary for the executive officers is generally established at the beginning of each fiscal year. Each executive officer may be eligible for a bonus award at the end of each fiscal year.

     The compensation of Mr. Horgen and Mr. Mruz is determined by the Executive Officer Compensation Committee (the "Compensation Committee"). Responsibility for determination of the compensation of other executive officers was delegated to Mr. Horgen and Mr. Mruz by the Board.

     In establishing the compensation of Mr. Horgen and Mr. Mruz for the fiscal year that began September 1, 1994, the Compensation Committee considered, among other matters, the regular monthly salary and bonuses paid to Mr. Horgen and Mr. Mruz during the previous fiscal year, the rate of inflation, raises given to other employees of the Company, performance evaluations, the total compensation paid other employees of the Company, the compensation ranges for other executive officers of eight comparable companies, and the financial performance of the Company. Although the above factors were considered by the Compensation Committee, there was no quantitative weight assigned to any of the factors considered and the decision regarding regular monthly salary and bonus compensation was subjective.

     The factors considered by Mr. Horgen and Mr. Mruz in determining the compensation of other executive officers include the executive's overall contribution to the Company, his or her level of experience, comparable salaries within the industry, salaries paid other executives of the Company, evaluations of the executive and the Company's performance. No quantitative weight is assigned to the various factors considered by Mr. Horgen and Mr. Mruz, and the decision regarding regular monthly salary and bonus compensation is subjective.

     The Stock Option Committee of the Board may award both incentive stock options and non-statutory stock options to the executive officers, other than Mr. Horgen and Mr. Nichols who serve as members of the Stock Option Committee. During the fiscal year ended August 31, 1995, the Stock Option Committee awarded a total of 77,505 stock options, of which 36,001 shares were awarded to the executive officers. In addition, Mr. Mruz was granted a restricted stock option on September 1, 1994 for 70,000 shares pursuant to his employment agreement. The Stock Option Committee, in awarding stock options, considers primarily the executive's contribution to the success of the Company. This is a subjective determination.

EXECUTIVE OFFICER COMPENSATION
COMMITTEE                                 STOCK OPTION COMMITTEE
------------------------------            ----------------------
Roger P. Heinisch                         Chris H. Horgen                          Chris H. Horgen, CEO
John R. Wynn                              Roy J. Nichols                           Michael J. Mruz, President/COO
William E. Odom

PERFORMANCE GRAPH
-----------------

     The following graphs set forth a comparison of the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index and a group of peer companies for the five year period ended August 31, 1995.

     In response to the Company's changing market during fiscal year 1995, the composition of the peer group was changed to more accurately reflect the Company's changing business in information technology. The peer group utilized in the immediately preceding fiscal year (the "old peer group") was selected as being representative of professional services-oriented companies primarily involved in defense. Dynamics Research Corporation and Analysis & Technology, Inc., were included in the old peer group, but were replaced in the current peer group by CACI, International and Computer Horizons. The Company's diversification into the information technology area dictated that elements of this industry group should be included in the current peer group. CACI, International and Computer Horizons were chosen as most nearly representative in consideration of size, customer base, and market approach.

     The companies included in the current peer group, and shown in the first graph, are:

                    CACI, International
                    COMARCO, Inc.
                    Computer Horizons
                    GRC International, Inc.
                    Geodynamics Corporation
                    Intermetrics, Inc.
                    Logicon, Inc.
                    SofTech, Inc.
                    Stanford Telecommunications
                    Titan Corporation

     The Companies included in the old peer group, and shown in the second graph, are:

                    Analysis & Technology, Inc.
                    COMARCO, Inc.
                    Dynamics Research Corporation
                    GRC International, Inc.
                    Geodynamics Corporation
                    Intermetrics, Inc.
                    Logicon, Inc.
                    SofTech, Inc.
                    Stanford Telecommunications
                    Titan Corporation

     Total shareholder return in both graphs was determined by adding (a) the cumulative amount of dividends for a given year, assuming dividend reinvestment, and (b) the difference between the share price at the beginning and at the end of the year, the sum of which was then divided by the share price at the beginning of such year. The graphs assume $100 was invested on August 31, 1990 in the Company's Common Stock, in the Standard & Poor's 500 Stock Index companies, and in the applicable peer group.


                  COMPARISON OF FIVE-YEAR TOTAL RETURNS*
        NICHOLS RESEARCH CORPORATION, S&P 500, CURRENT PEER GROUP
                  (PERFORMANCE RESULTS THROUGH 8/31/95)

Measurement Period                              S&P 500
(Fiscal Year Ended August 31)       NRES        Index       Peer Group
-----------------------------       -------     -------     ----------
Measurement Pt - 8/31/90            $100.00     $100.00     $100.00
1991                                 173.74      126.91      151.87
1992                                 240.40      137.00      136.62
1993                                 202.02      157.76      216.31
1994                                 193.94      166.35      302.58
1995                                 298.99      202.22      506.27

*Source:  Frank Russell Company.

               COMPARISON OF FIVE-YEAR TOTAL RETURNS*
       NICHOLS RESEARCH CORPORATION, S&P 500, OLD PEER GROUP
               (PERFORMANCE RESULTS THROUGH 8/31/95)

Measurement Period                                S&P 500     Old
(Fiscal Year Ended August 31)       NRES          Index       Peer Group
-----------------------------       -------       -------     ----------
Measurement Pt - 8/31/90            $100.00       $100.00     $100.00
1991                                 173.74        126.91      160.89
1992                                 240.40        137.00      140.93
1993                                 202.02        157.76      231.66
1994                                 193.94        166.35      291.74
1995                                 298.99        202.22      463.50

*Source:  Frank Russell Company.


          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases (pursuant to a lease which expires August 31, 1996) 10,191 square feet of office facilities in Huntsville, Alabama, at an annual rental of $81,528, or $8.00 per square foot, from High Tech Properties, a general partnership in which Roy J. Nichols and Chris H. Horgen each own a one-sixth interest. The Company leases (pursuant to a lease which expires August 31, 2000) another 40,000 square feet of office space in Huntsville, Alabama, at an annual rental of $420,000, or $10.50 per square foot, from Parkway Properties I, a general partnership in which Roy J. Nichols and Chris H. Horgen each own a one-fourth interest. In addition, the Company leases (pursuant to a lease which expires on February 28, 1997) another 40,899 square feet of office space in Huntsville, Alabama, at an annual rental of $429,440, or $10.50 per square foot, from Parkway Properties II, a general partnership in which Roy J. Nichols and Chris H. Horgen each own a one-fifth interest. In the opinion of the disinterested members of the Board of Directors, the rental payments under the leases are on terms no less favorable to the Company than those available from unrelated third parties. Additionally, the Board of
Directors has adopted a resolution providing that the Company will not enter into leases or other transactions with officers, directors, principal shareholders or their affiliates unless the transactions have been approved by a majority of disinterested directors and are on terms no less favorable to the Company than those which could be obtained from unaffiliated parties. In fiscal year 1995, total lease payments to High Tech Properties were $132,930, total lease payments to Parkway Properties I were $440,000, and total lease payments to Parkway Properties II were $429,440.

     On December 16, 1994, the Company purchased all of the preferred stock of TXEN, Inc., an Alabama corporation, for $1,500,000. The preferred stock is convertible to 19.9% of the common stock of TXEN, Inc. The purchase price was determined by negotiations between the parties and approved by the Company's Board of Dirctors. Chris H. Horgen owns 4.9% of the common stock of TXEN, Inc. The Company also acquired an option from all of the stockholders, including Chris H. Horgen, to purchase all of the capital stock of TXEN, Inc., exercisable in 1998 at a formula price based on the net income of TXEN, Inc.

     John R. Wynn, who is a director of the Company, is a member-shareholder in the Huntsville, Alabama law firm of Lanier Ford Shaver & Payne P.C., general counsel to the Company. Fees paid in fiscal year 1995 by the Company to the firm did not exceed 5% of the gross revenues of the firm for such year.

                 COMPLIANCE WITH SECTION 16(A) OF
                  THE SECURITIES EXCHANGE OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC) and the National Association of Securities Dealers, Inc. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms and any amendments thereto furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the one year period ended August 31, 1995, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, with the exception of two individuals who each filed one late report: Michael J. Mruz, President, whose report covered one transaction, and John D. Jones, Corporate Vice President, whose report covered one transaction. Additionally, in fiscal 1995, Chris H. Horgen filed two Forms 4 disclosing four transactions that took place in fiscal 1994 and for which two Forms 4 should have been filed, but were not filed, in fiscal 1994.


                            PROPOSAL 2
             AMENDMENT TO NICHOLS RESEARCH CORPORATION
                      1991 STOCK OPTION PLAN

DESCRIPTION OF PROPOSED AMENDMENT
---------------------------------

     On August 24, 1995, the Board of Directors adopted the following Amendment to the Nichols Research Corporation 1991 Stock Option Plan (the "1991 Plan") to increase the number of shares which may be issued upon exercise of options under the 1991 Plan to 1,450,000 shares from 950,000 shares of the Company's Common Stock:

Effective upon approval by the shareholders of the Company, the second sentence of Section 4 of the Plan is amended to increase by 500,000 shares the aggregate number of shares which may be issued pursuant to option exercises under the Plan, to 1,450,000 shares of Capital Stock.

     The 1991 Plan provides that options may not be issued under the 1991 Plan after November 12, 2000. As of August 31, 1995, unexercised options for 660,771 shares of Common Stock were outstanding. The Amendment to the 1991 Plan was adopted in order to ensure that sufficient shares of Common Stock would be available for the granting of options under the 1991 Plan prior to its expiration on November 12, 2000. The amendment will be effective upon approval of the shareholders.

     The Board of Directors recommends a vote FOR Proposal 2.

CURRENT PLAN FEATURES
---------------------

     The 1991 Plan is administered by the Stock Option Committee of the Board of Directors (the "Committee"). No member of the Committee is eligible to receive an option under the 1991 Plan, although executive officers and employee-directors of the Company who are not Committee members may receive options under the 1991 Plan.

     The 1991 Plan permits the Committee to grant both incentive stock options ("Incentive Options"), as defined by Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), and options which do not qualify as Incentive Options ("Non-Statutory Options"). The Committee may not amend or adjust an Incentive Option in any manner that causes the Incentive Option to fail to continue to qualify as an Incentive Option.

     The stock subject to options are shares of the Company's authorized but unissued or reacquired one cent ($.01) par value common stock ("Common Stock"). Under the 1991 Plan, the Committee may, in its discretion, commit up to 950,000 shares of the Company's Common Stock (subject to adjustment in the event of stock dividends, stock splits, and stock consolidations of the Common Stock, or any other increase or decrease in the number of shares effected without receipt of consideration by the Company) to options. The closing sale price of the Common Stock on August 31, 1995, was $18.50 per share.

     Options may be granted pursuant to the 1991 Plan from November 13, 1991, through November 12, 2000, to key employees (including officers) of the Company and its subsidiaries. The Committee has the discretion to designate option recipients, and the number of options to be granted to each. No Incentive Option may be granted to an employee who, immediately after such Incentive Option is granted, owns or has rights to stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless such Incentive Option is granted at a price which is at least 110% of the Fair Market Value (as defined below) of the stock subject to the Incentive Option, and such Incentive Option by its terms is not exercisable after the expiration of five (5) years from the date such Incentive Option is granted.

     A recipient of an Incentive Option will be required to pay for shares received pursuant to the exercise of an Incentive Option not less than 100% of the Fair Market Value (as defined below) of such shares on the date the Incentive Option is granted. A recipient of a Non-Statutory Option will be required to pay for shares received pursuant to the exercise of a Non-Statutory Option not less than the par value of the shares (not less than $.01 per share). Subject to the restrictions imposed by the 1991 Plan, the price of shares obtainable pursuant to the exercise of both Incentive Options and Non-Statutory Options will be established by the Committee in its sole discretion.

     The fair market value of optioned shares is the closing sale price of the Common Stock as reported on the National Association of Securities Dealers Inc., Automated Quotations National Market System, or the mean between the highest and lowest per share sales price should the stock be listed on an exchange, on a given day, or if such stock is not traded on that day, then on the next preceding day on which such stock was traded ("Fair Market Value"). The aggregate Fair Market Value (determined at the time the option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by an option recipient during any calendar year (under all such plans of the Company and its subsidiaries) may not exceed $100,000. If any single employee should be granted an Incentive Option which, together with other applicable prior Incentive Option grants, exceeds such maximum, the Incentive Option will be treated as a Non-Statutory Option to the extent of such excess.

     No Non-Statutory Option is exercisable either in whole or in part prior to the earlier of (a) the date specified in the Non-Statutory Option, or (b) six (6) months from the date the Non-Statutory Option is granted. During the option recipient's lifetime, the Non-Statutory Option shall be exercisable only by the option recipient or the option recipient's guardian or legal representative if one has been appointed, and shall not be assignable or transferable other than by will or the laws of descent and distribution. No Non-Statutory Option is exercisable after the earlier of
(1) the date specified in the Non-Statutory Option, or (2) the expiration of ten (10) years from the date the Non-Statutory Option is granted.

     No Incentive Option is exercisable, either in whole or in part, prior to twenty-four (24) months from the date it is granted, and in no event is an Incentive Option exercisable after the expiration of five (5) years from the date it is granted. Up to one-third of the total shares granted under the Incentive Option may be purchased in each of the following installment periods, each beginning from the date the option is granted: (1) after twenty-four months; (2) after thirty-six months; and (3) after forty-eight months. Incentive Option recipients may accumulate installments not yet exercised, which may be exercised, in whole or in part, in any subsequent period but not later than five years from the date the option is granted. An Incentive Option is exercisable only by the option recipient and may not be assigned or transferred by the option recipient other than by will or the laws of descent and distribution.

     The option recipient may pay the option price in cash. The option recipient must pay for shares received pursuant to an option exercise on or before the date of such exercise or, if the option recipient delivers to the Company a notice of exercise and an irrevocable subscription agreement which obligates the option recipient to take delivery of the shares within one year of the exercise date, on or before the date the option recipient takes delivery of the shares. The proceeds from all payments pursuant to the exercise of options will be used for general corporate purposes. The Company and its subsidiaries will receive no cash or other payment upon the granting of options pursuant to the Plan.

     To be entitled to the tax advantages associated with Incentive Options, an option recipient must (1) not dispose of the stock within two years after the Incentive Option is granted and hold the stock itself for at least one year after such shares have been transferred to him following the consummation of his purchase, and (2) remain in the continuous employ of the Company, its subsidiaries, or both at all times from the date of the grant to the date three months prior to the date the Incentive Option is exercised. Under such circumstances, for federal income tax purposes, no income to the employee, and no deduction to the Company, will result from either the issuance or exercise of the Incentive Option, except that the difference between the exercise price and the Fair Market Value of the stock on the date of exercise constitutes a tax preference to the employee for purposes of the alternative minimum tax. When the stock is sold or exchanged, the amount by which the value of the stock at the time of its disposition exceeds the option price will, if such treatment is available under the Code, be treated as long-term capital gain. If, however, the stock is disposed of prior to the expiration of the required holding periods, the employee must treat the gain realized on the disposition as ordinary income, to the extent of the lesser of (a) the Fair Market Value of the option stock on the date of exercise minus the option price, or (b) the amount realized on disposition of the stock minus the option price. Amounts treated as ordinary income by the employee are deductible by the Company. Under current law, net long-term capital gain on sales or exchanges will be taxed to the employee in the same manner as ordinary income, subject to a maximum 28% tax rate.

     The taxation of Non-Statutory Options is primarily governed by Section 83 of the Code and the Treasury Regulations issued thereunder. No income to the employee and no deduction to the Company will result from the issuance of a Non-Statutory Option. Upon exercise of the Non-Statutory Option, the difference between the Fair Market Value of the stock and the exercise price is taxable as ordinary income. If the stock is subsequently sold, the basis for calculating gain or loss will be the price paid for the stock upon exercise plus the amount, if any, of taxable income realized upon exercise of the option. If the stock is sold after having been held for more than one (1) year after the exercise of the option, the amount realized will be subject to long-term capital gain or loss treatment. The Company is entitled to a tax deduction equal to the amount of ordinary income realized upon exercise of the Non-Statutory Option.

PLAN BENEFITS TO BE RECEIVED
----------------------------

     The amount of options received or to be received under the 1991 Plan by the Named Executive Officers, all other current executive officers, and all other employees who are not executive officers cannot be determined because option grants under the 1991 Plan are made in the sole discretion of the Stock Option Committee.

                            PROPOSAL 3
           INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

     On August 24, 1995, the Board of Directors unanimously approved and recommended that the shareholders consider and approve an amendment to
Article IV of the Company's Certificate of Incorporation (the "Certificate") that would increase the number of authorized shares of the Company's Common Stock to 20,000,000 shares from 10,000,000 shares. The Board of Directors believes that it is in the best interests of the Company and its shareholders to amend the Certificate to give effect to the proposed amendment.

     The   proposed   amendment  to  Article  IV  of  the  Certificate   of
Incorporation is set forth below:

                              Capital
                              ------

The aggregate number of shares which the corporation is authorized to issue is 20,000,000 shares of $.01 par value voting common stock all of the same class and none preferred.

     As of November 1, 1995, there were 6,343,569 shares of Common Stock issued and outstanding. As of such date, 184,377 shares of Common Stock were held in treasury. Options covering approximately 919,409 shares of Common Stock have previously been granted but have not been exercised, and 516,731 additional shares of Common Stock have been reserved for future purchases under the Company's stock purchase plan and for future option grants under the Company's stock option plans. This leaves a balance of 2,035,914 authorized shares of Common Stock available for future use as of November 1, 1995.

     The Board of Directors considers the proposed increase in the number of authorized shares of Common Stock desirable in order to give the Board the flexibility to issue Common Stock in connection with, among other things, stock dividends and splits, acquisitions of other companies, stock offerings and other financings, employee benefits, and for other general corporate purposes without the expense and delay incidental to obtaining shareholder approval of an amendment to the Certificate of Incorporation increasing the number of authorized shares at the time of such action, except as may be required for a particular issuance by applicable law. The Company has no present plans, arrangements, or understandings to issue additional shares of Common Stock as a result of a stock split, acquisition, offering, or otherwise.

     The Board of Directors recommends a vote FOR Proposal 3.


                            PROPOSAL 4
      RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has appointed Ernst & Young LLP, as the Company's independent accountants to audit the financial statements of the Company for the current fiscal year ending August 31, 1996, and to perform other appropriate accounting services. Such appointment will be presented to the shareholders for ratification at the Meeting. If the shareholders do not ratify the appointment, the selection of another firm will be considered by the Board. A representative of Ernst & Young LLP, is expected to be present at the Meeting to respond to questions from shareholders and will be given the opportunity to make a statement if he so desires.

     The Board of Directors recommends a vote FOR Proposal 4.


            DATE FOR RECEIPT OF SHAREHOLDERS' PROPOSALS

     Proposals of shareholders intended to be presented at the next Annual Meeting must be received by the Company for inclusion in its 1996 Proxy Materials no later than August 10, 1996.


                               OTHER

     Management does not know of any other matters to be presented at the Meeting for action by shareholders. However, if any other matters are properly brought before the Meeting or any adjournment thereof, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxy holders with respect to such matter.


UPON WRITTEN REQUEST OF ANY SHAREHOLDER TO PATSY L. HATTOX, SECRETARY, NICHOLS RESEARCH CORPORATION, P.O. BOX 400002, HUNTSVILLE, ALABAMA 35815-1502, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                              By order of the Board of Directors,



                              Patsy L. Hattox
                              Secretary

DATED:  December 8, 1995

                   NICHOLS RESEARCH CORPORATION
             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                         January 11, 1996

THIS PROXY IS SOLICITED ON BEHALF OF THE NICHOLS RESEARCH CORPORATION BOARD OF DIRECTORS.

     The undersigned hereby appoints Chris H. Horgen and Patsy L. Hattox, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as directed on the reverse side, all the shares of Common Stock of Nichols Research Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on January 11, 1996, or any adjournment(s) thereof. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

     In their discretion, the Proxies are authorized to vote upon other business as may properly come before the meeting or any adjournment(s) thereof. If any named nominee above is not able to serve, the Proxies may vote for such other person or persons nominated in accordance with their best judgment.

   (Continued, and to be marked, dated and signed, on the other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.

   1.ELECTION OF DIRECTORS

/ /FOR all nominees listed to the right (except as marked to the contrary)

        / /WITHHOLD AUTHORITY to vote for all nominees listed to the right.

   NOMINEES: Chris H. Horgen, Michael J. Mruz, Roy J. Nichols, Patsy L. Hattox, Roger P. Heinisch, John R. Wynn, William E. Odom, James R. Thompson, Jr., Phil E. DePoy, and Robert W. Hager

(INSTRUCTION:   To  withhold authority to vote for any individual  nominee, write that nominee's name in the space provided below.)
___________________________________________________

   2.Approval of Amendment to the Company's 1991 Stock Option Plan to increase the number of shares of Common Stock for issuance thereunder by 500,000 to 1,450,000 shares.

/ /FOR                 / /  AGAINST        / /  ABSTAIN

   3.Approval of Amendment to the Company's Certificate of Incorporation to
increase  the  authorized   shares  of  Common  Stock  from  10,000,000  to
20,000,000 shares.

/ /FOR                 / /  AGAINST        / /  ABSTAIN

   4.Ratification  of  Ernst  &   Young   LLP  as  the  independent  public
accountants of the Company.

/ /FOR                 / /  AGAINST        / /  ABSTAIN

   5.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                  Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                       Dated:______________________________, 1995

                       ________________________________________________
                                 (Signature)

                       ________________________________________________
                            (Signature if held jointly)


   PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.